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                                                                Exhibit 5

                                  Ropes & Gray
                            One International Place
                          Boston, Massachusetts  02110



                                                   August 12, 1997

The Registry, Inc.
189 Wells Avenue
Newton, Massachusetts 02159

      Re:  The Registry, Inc.
           ------------------

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 2,692,524 shares of Common Stock, no par value (the "Shares"), of The Registry, Inc., a Massachusetts corporation (the "Company").

      We have acted as counsel for the Company and are familiar with the action taken by the Company in connection with the Renaissance Solutions, Inc. 1997 Stock Incentive Plan, Renaissance Solutions, Inc. 1995 Equity Incentive Plan, and Renaissance Solutions, Inc. 1995 Director Stock Option Plan (collectively the "Plans"). For purposes of this opinion we have examined the Plans and such other documents, records, certificates and other instruments as we have deemed necessary.

      We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts.

      Based on the foregoing, we are of the opinion that the shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to your filing this opinion as an exhibit to this Registration Statement.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                   Very truly yours,

                                                   /s/ Ropes & Gray

                                                   Ropes & Gray

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